                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 CINEMARK, INC.

         CINEMARK, INC., a Corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

         1.       The name of the Corporation is Cinemark, Inc.

         2. The Corporation was originally incorporated upon filing of the Certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware on May 16, 2002.

         3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation and was duly authorized by written consent of the requisite percentage of stockholders of the Corporation, after having been declared advisable by the board of directors of the Corporation, all in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         4. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall, upon the effective date of this Amended and Restated Certificate of Incorporation, read as follows:

                                       I.

         The name of the Corporation is Cinemark, Inc.

                                       II.

         The street address of the initial registered office of the Corporation is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, and the name of its initial registered agent at such address is Corporation Service Company.

                                      III.

         The purpose for which the Corporation is organized is the transaction of any or all lawful acts and activities for which corporations may be incorporated under the General Corporation Law of the State of Delaware.

                                       IV.

         SECTION 1. GENERAL

         The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 550,000,000, of which (1) 50,000,000 shares shall be preferred stock, par value $0.001 per share; (2) 350,000,000 shares shall be designated Class A common stock, par value $0.001 per share ("CLASS A COMMON"); and (3) 150,000,000 shares shall be designated Class B common stock, par value $0.001 per share ("CLASS B COMMON," together with the Class A Common, the "COMMON STOCK"). Except as otherwise provided herein, the number of authorized shares of Class A Common, Class B Common or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon reclassification or conversion of the Class B Common or any series of preferred stock, or upon the exercise of outstanding options, warrants or other instruments or securities outstanding from time to time that are convertible into, or exchangeable for Common Stock or preferred stock) by the affirmative vote of a majority of the combined voting power of outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (or any successor provision thereto). This paragraph of Article IV shall not in any way limit the provisions of Section 242(b)(1) of the Delaware General Corporation Law other than with respect to the elimination of any class vote that would otherwise be required pursuant to Section 242(b)(2).

         Upon the effectiveness (the "EFFECTIVE DATE") of this Amended and Restated Certificate of Incorporation containing this paragraph, every one (1) share(s) of Class A Common issued and outstanding immediately prior to the Effective Date and every one (1) share(s) of Class B Common issued and outstanding immediately prior to the Effective Date will be combined and changed into and automatically become 0.8148 outstanding share(s) of Class A Common and
0.8148 outstanding share(s) of Class B Common, respectively (the "REVERSE SPLIT"), and the authorized shares of the Corporation shall remain as set forth in this Amended and Restated Certificate of Incorporation. No fractional shares shall be issued in connection with the Reverse Split. Instead, all shares of Class A Common or Class B Common, as the case may be, that are held by a stockholder will be aggregated subsequent to the Reverse Split and each fractional share resulting from such aggregation held by a stockholder shall be rounded up to the nearest whole share of Class A Common or Class B Common, as the case may be.

         SECTION 2. PREFERRED STOCK

         The board of directors may determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof, of each class of preferred stock and of each series within any such class and may increase or decrease the number of shares within each such class or series; provided, however, that the board of directors may not decrease the number of shares within a class or series to less than the number of shares within such class or series that are then issued and may not increase the number of shares within a series above the total number of authorized shares of the applicable class for which the powers, designations, preferences and rights have not otherwise been set forth herein.

         SECTION 3. COMMON STOCK DISTRIBUTIONS

         The holders of shares of Class A Common and Class B Common shall be entitled to receive such dividends or other distributions payable in cash, capital stock or otherwise, when, as and if declared by the Board of Directors at any time or from time to time, out of funds legally available for the payment thereof, and shall share equally on a per share basis in all such dividends or other distributions. No dividend or other distribution may be declared or paid on any share of Class A Common unless at the same time a dividend or other distribution, equal to such dividend or distribution, subject to the following proviso, is simultaneously declared or paid, as the case may be, on each share of Class B Common, nor shall any dividend or other distribution be declared or paid on any share of Class B Common unless at the same time a dividend or other distribution equal to such dividend or distribution, subject to the following proviso, is simultaneously declared or paid, as the case may be, on each share of Class A Common, in each case without preference or priority of any kind; provided, however, that if a dividend or other distribution payable in shares of any class of Common Stock or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock shall be declared with respect to the Common Stock, the dividend or other distribution payable to holders of Class A Common shall be payable in shares of Class A Common or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class A Common, as the case may be, and the dividend or other distribution payable to holders of Class B Common shall be payable in shares of Class B Common or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common, as the case may be; provided, further, that nothing herein shall prevent, limit, affect or otherwise restrict the issuance of Class A rights and Class B rights pursuant to and in the manner provided by a stockholders' rights plan approved by the board of directors and any issuance of Series A preferred stock and Series B preferred stock (or Class A Common, Class B Common or other securities or other assets, as the case may be) as to which such rights are or may become exercisable or may be exchanged pursuant to and in the manner provided by such a rights plan.

         SECTION 4. COMMON STOCK VOTING RIGHTS

         The holders of shares of Class A Common and the holders of Class B Common shall vote together as a class on all matters submitted to a vote of the stockholders of the Corporation, except that the holders of the Class A Common shall be entitled to one (1) vote for each share held in any stockholder vote in which any such holder is entitled to participate and the holders of Class B Common shall be entitled to ten (10) votes for each share held in any stockholder vote in which any such holder is entitled to participate. Notwithstanding the foregoing, unless otherwise required by law, holders of Common Stock, as such, shall not be entitled to (i) vote on any amendment to this certificate (or on any amendment to a certificate of designations of any series of preferred stock) that only alters or changes the powers, preferences, rights or other terms of one or more outstanding series or class of preferred stock if the holders of such series or class of preferred stock are entitled to vote or consent, either separately or together with the holders of one or more other such series or classes of preferred stock, on such amendment pursuant to this certificate (or pursuant to a certificate of designations of any series of preferred stock) or pursuant to the Delaware General Corporation Law and (ii) vote on or consent to any matter submitted to a vote of any series of preferred stock in which the holders of such series of preferred stock, either separately or together with any other series of preferred stock, are entitled to vote pursuant to this certificate or a certificate of designations of a series of preferred stock, unless otherwise provided in such certificate of designations.

         SECTION 5. CONVERSION OF CLASS B COMMON

         For purposes of this Article IV, Section 5, the terms listed below shall have the following definitions:

                           "AFFILIATE" means, with respect to any Person, any
other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person. The term "AFFILIATE" shall not include the Corporation or any of its subsidiaries.

                           "CHANGE OF CONTROL" with respect to a particular
Person, means any transaction or event (or series of related transactions or events) occurring as a result of which (i) any person or entity, acting singly or as a party of a "partnership, limited partnership, syndicate or group" (within the meaning of Section 13(d)(3) of the Exchange Act), acquires (by purchase, reorganization, merger, combination, consolidation or otherwise) or for the first time controls or is able to vote (directly or through nominees, beneficial ownership, proxy or contract) fifty percent (50%) or more of the aggregate of all outstanding equity securities of such Person on a fully diluted basis; (ii) the sale, disposition, lease, exchange, or other transfer of all or substantially all the assets of such Person; or (iii) the approval by the stockholders, partners, or members, as the case may be, of such Person of any plan or proposal for the liquidation or dissolution of such Person.

                           "CONTROL" (including with correlative meaning, the
terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                           "CONVERSION EVENT" means, with respect to Class B
Common Stock held by any Person, (i) any Transfer of such Class B Common to a Person who, immediately prior to such transfer, is not a Permitted Transferee or
(ii) a Change of Control of such Person or the general partner, manager or controlling stockholder, interest holder or member, as the case may be, of such Person; provided, however, that a Conversion Event shall not include a transfer pursuant to a merger, consolidation or other restructuring of the Corporation with or into one or more entities (whether or not the Corporation is the surviving entity).

                           "PERMITTED TRANSFEREE" means (i) a holder of Class B
Common at the time of the Transfer; (ii) in the case of a Person that is an entity, an Affiliate of such Person; or (iii) in the case of a Person that is an individual, such Person's spouse, siblings, descendants or parents or the estate of such Person or any trust established by such Person or any trustee (including a trustee of a voting trust), custodian, executor, fiduciary or foundation for the benefit of such Person or such Person's spouse, siblings, descendants or parents or the estate of such Person.

                           "PERSON" means any natural person and any
corporation, partnership, limited liability company, joint venture, trust, unincorporated organization and any other entity or organization.

                           "TRANSFER" means any direct or indirect sale,
transfer, assignment, grant of participation interest in, option, pledge, hypothecation, encumbrance or other disposition (including, without limitation, through merger, consolidation, combination, liquidation or otherwise); other than a pledge or other grant of security interest necessary in connection with a Company debt financing transaction.

                  (1) Conversion of Class B Common.


                           (a) Upon the occurrence of a Conversion Event, each share of Class B Common subject to such Conversion Event shall automatically convert into one share of Class A Common. Upon the occurrence of any Conversion Event, the holder or holders of Class B Common affected thereby shall promptly comply with the procedures for conversion of Class B Common to Class A Common as set forth in subsection 2 of this Article IV, Section 5.

                           (b) Each holder of Class B Common shall be entitled at any time to convert any or all of the shares of such holder's Class B Common into the same number of shares of Class A Common by electing to do so in accordance with the procedures set forth in subsection 2 of this Article IV, Section 5.

                  (2) Conversion Procedure.

                           (a) In connection with each conversion of shares of Class B Common into shares of Class A Common, the certificate or certificates representing the shares to be converted shall be surrendered at the principal office of the Corporation at any time during normal business hours. In the case of an elective conversion pursuant to subsection 1(b) of this Article IV, Section 5, the surrender of the certificate or certificates representing such Class B Common shall be accompanied by a written notice by the holder of such shares stating that the holder desires to convert the shares, or a stated number of the shares, of such Class B Common represented by such certificate or certificates into shares of Class A Common.

                           (b) Each conversion pursuant to a Conversion Event shall be deemed to have been effected as of the date on which such Conversion Event occurred. Each elective conversion pursuant to subsection

                                    1(b) shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and the corresponding notice has been received. Immediately upon the conversion of Class B Common into Class A Common, the rights of the holder of the converted Class B Common with respect to the shares so converted shall cease and the Person or Persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

                           (c) For each conversion effected pursuant to a Conversion Event, promptly after the surrender of certificates, the Corporation shall issue and deliver the certificate or certificates for the Class A Common issuable upon such conversion. For each conversion effected pursuant to an elective conversion under subsection 1(b), promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common issuable upon such conversion and (b) a certificate representing any Class B Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                           (d) The issuance of certificates for Class A Common upon conversion of Class B Common will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

                           (e) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of issuance upon the conversion of the Class B Common, such number of shares of Class A Common issuable upon the conversion of all outstanding Class B Common. All shares of Class A Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or automatic quotation system upon which shares of Class A Common may be listed or quoted

                                    (except for official notice of issuance
                                    which will be immediately transmitted by the Corporation upon issuance).

                           (f) The Corporation shall not close its books against the transfer of shares of common stock in any manner which would interfere with the timely conversion of any shares of Class B Common.

         SECTION 6. CLASS B COMMON LEGEND

         Each certificate for shares of Class B Common shall bear a legend on the reverse side thereof reading as follows:

         "The shares of Class B Common Stock represented by this certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in Article IV of the Certificate of Incorporation, as amended, of this Corporation. Any person who receives such shares in connection with a transfer that does not meet the qualifications prescribed by Article IV is not entitled to own or to be registered as the holder of such shares of Class B Common Stock, and such shares of Class B Common Stock shall automatically convert into an equal number of shares of Class A Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

         SECTION 7. SUBDIVISIONS, COMBINATIONS, CONSOLIDATIONS OR
RECLASSIFICATIONS

         The Corporation may not subdivide, combine, consolidate or reclassify one class of Common Stock without subdividing, combining, consolidating or reclassifying the other class of Common Stock on an equal per share basis. Without limiting the generality of the foregoing:

         (1) in the event the outstanding shares of one class of Common Stock are subdivided or reclassified into a greater number of shares of such Common Stock, then and in each such case the Corporation shall effect a corresponding subdivision or reclassification of the outstanding shares of the other class of Common Stock into a greater number of shares of such class on an equal and proportionate basis; and

         (2) in the event the outstanding shares of one class of Common Stock are combined, consolidated or reclassified into a lesser number of shares of such Common Stock, then and in each such case the Corporation shall effect a corresponding combination, consolidation or reclassification of the outstanding shares of the other class of Common Stock into a lesser number of shares of such class on an equal and proportionate basis.

         SECTION 8. LIQUIDATION

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and distribution in full of preferential amounts (if any) to be distributed to the holders of shares of preferred stock, the holders of shares of Class A Common and Class B Common shall be entitled to share equally, on a share for share basis, in the remaining net assets of the Corporation available for distribution to the stockholders of the Corporation. Neither the consolidation nor the merger of the Corporation with or into any other person, nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 8.

                                       V.

         The board of directors shall be divided into three classes, designated Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class I, and if the fraction is two-thirds, one of the extra directors shall be a member of Class I and the other shall be a member of Class II. The term of the initial Class I directors shall terminate on the date of the 2003 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2004 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2005 annual meeting. At each succeeding annual meeting of stockholders beginning in 2003, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. The number of directors of the Corporation shall not be less than six nor more than eleven, the exact number of directors to be such number as may be set from time to time within the limits set forth above by resolution adopted by affirmative vote of a majority of the Board of Directors.

         During any period when the holders of any series of preferred stock have the right to elect additional directors as provided for or fixed pursuant to the terms of such series of preferred stock, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such preferred stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the board of directors in the resolution or resolutions establishing such series, whenever the holders of any series of preferred stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

         Subject to any provisions contained in the Corporation's bylaws regarding the restrictions on and the conditions to the stockholders' ability to call a meeting of the stockholders of the Corporation, and subject to the next sentence, any director may be removed from office at any time with or without cause, by the affirmative vote of a majority of the combined voting power of outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class as contemplated under Article IV. During any period of time that the outstanding shares of Class B Common represent less than a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, the directors of the Corporation may be removed by the affirmative vote of a majority of the combined voting power of outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class as contemplated under Article IV, only for cause and only at a meeting of stockholders of the Corporation called for the purpose in accordance with the Corporation's bylaws.

                                       VI.

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director of the Corporation at the time of such repeal or amendment.

                                      VII.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another Corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements and expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its board of directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the board of directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.

                                      VIII.

         No contract or other transaction between the Corporation and any other Corporation and no other acts of the Corporation with relation to any other Corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other Corporation. Any director or officer of the Corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is also a director or officer of such other Corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such a director or officer of such other Corporation or not so interested. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated Corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated Corporation.

         Any contract, transaction, act of the Corporation or of the directors, which shall be ratified at any annual meeting of the stockholders of the Corporation, or at any special meeting of the stockholders of the Corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

                                       IX.

         During any period of time that the outstanding shares of Class B Common represent less than a majority of the combined voting power of the outstanding shares of capital stock of the

Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and no action shall be taken by the stockholders of the Corporation by written consent.

                                       X.

         Election of directors need not be by written ballot. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt the original bylaws of the Corporation, to amend or repeal the bylaws or to adopt new bylaws, subject to any limitations which may be contained in such bylaws. The affirmative vote of at least a majority of the entire board of directors shall be required to adopt, amend, alter or repeal the bylaws.

                                       XI.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed in this certificate, the bylaws, or the Delaware General Corporation Law, and all rights herein conferred upon stockholders are granted subject to such reservation.

         Except where the board of directors is permitted by law or by this certificate to act without any action by the stockholders and except as otherwise provided by law or as otherwise provided in this certificate, and subject to any voting rights granted to holders of any outstanding shares of preferred stock, provisions of this certificate shall not be adopted, repealed, altered or amended, in whole or in part, without the approval of a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class; provided, however, that the holders of the outstanding shares of a class shall be entitled to vote as a class upon any proposed amendment of this certificate (including, without limitation, the provisions of this Article XI) that would alter or change the relative powers, preferences or participating, optional or other special rights of the shares of such class so as to affect them adversely vis-a-vis the holders of any other class. Any increase or decrease (but not below the number of shares thereof then outstanding or reserved for issuance upon conversion of the Class B Common or any series of preferred stock) in the authorized number of shares of any class or classes of capital stock of the Corporation or creation, authorization or issuance of any rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of any such class or classes of capital stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common, Class B Common or preferred stock.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Lee Roy Mitchell, its Chairman of the Board and Chief Executive Officer, this 25th day of June, 2002.

                                            CINEMARK, INC.


                                            By:  /s/ LEE ROY MITCHELL
                                               ---------------------------------
                                               Lee Roy Mitchell
                                               Chairman of the Board and
                                               Chief Executive Officer